Exhibit 3.8

FILED IN OFFICE

State of Alabama	JUL 17 2003

Statement of Change of Registered Agent or	SECRETARY OF STATE
Registered Office or Both

Check one:	☐	Foreign Corporation
	☒	Domestic Profit Corporation

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned corporation submits the following statement for the purpose of changing its registered agent, its registered office, or both in the State of Alabama.

State of Incorporation:	Alabama

1.	The name of the corporation:
Bayside Alabama Healthcare Second, Inc.

2.	The name of the present registered agent:
Corporation Service Company

3.	The street address of the present registered office:
150 S. Perry Street Montgomery, AL 36104

4.	The name of its successor registered agent:
The Corporation Company

5.	The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):
2000 Interstate Park Drive, Suite 204,	Montgomery, Alabama 36109
Street Number, Street Name	City, State and Zip Code

6.	If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.	Date:	7-15-03

Bayside Alabama Healthcare Second, Inc.
Name of Corporation

$5 Filing Fee	Michael E. Jones Vice President
Type or Print Corporate Officer’s Name and Title

/s/ Michael E. Jones
Signature of Officer

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this the 15th day of July, 2003
The Corporation Company

/s/ Michael E. Jones
Signature or Registered Agent
Michael E. Jones
Assistant Secretary

Mail original application with the filing fee of $5.00 To:
Secretary of State, Corporations Division, PO Box 5616, Montgomery, Alabama 36103-5616

RECEIVED
JUL 17 2003
SECRETARY OF STATE

State of Alabama

For-Profit Corporation
Articles of Amendment to Articles of Incorporation

This form may be used to:
•	Change the corporate title
•	Change the period of duration
•	Change, enlarge or diminish corporate purposes
•	Increase or decrease authorized capital stock
•	Exchange, classify, reclassify or cancel shares of stock

Instructions
Step 1:	If changing the corporation’s name, contact the Office of the Secretary of State at (334) 242-5324 to reserve a corporate name.
Step 2:
File the original one copy in the county where the original Articles of Incorporation are filed (if the amendment changes the name, the certificate of name reservation must be attached). If changing the name, the Secretary of State’s filing fee is $20.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment.

Article I	The name of the corporation.
Bayside Alabama Healthcare Associates, Inc.

Article II	The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.
Bayside Alabama Healthcare Second, Inc.

Article III	The amendment was adopted by the shareholders or directors in the manner prescribed by law on March 7, 2000 19 ____.

Article lV
The number of shares outstanding at the time of the adoption was 100; the number of shares entitled to vote thereon was 100 . (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

Article V	The number of shares voted for the amendment was 100 and the number of shares voted against such amendment was zero. (If no shares have been issued write a statement to that effect.)

Date:	March 13, 2000	Laurence D. Rich, Vice President

The foregoing document was prepared by		Type or Print Corporate Officer’s Name and Title

Name of Individual:	Dykema Gossett	/s/ Laurence D. Rich
	1577 N. Woodward Av.	Signature of Officer
Address of Individual:	Suite 300
[ILLEGIBLE]

	State of Alabama Montgomery Co I Certify This Document was filed on 3/20/00 4:24:20 PM Abstract# 11515
CERTIFIED COPY
I hereby certify this document was filed in Montgomery County, Alabama on 3/20/00 in
Book Corp. 222	Reese McKinney, Jr.
Page 66	Judge of Probate

/s/ Reese McKinney, Jr.	Corporation Amendment	$ 15.00
Judge of Probate	1 Index Fee	$ 5.00
	1 60.00 per page fee	$0.00
	1 Recording Fee	$10.00

[ILLEGIBLE]

1.	Applicant:	2.	The Applicant is:
			( ) corporation ( ) limited liability company ( ) other ___________
			( ) partnership ( ) individual ( ) sole proprietor ( ) limited liability partnership
Bayside Alabama Healthcare Second, Inc.			State of Alabama for corporation, partnership, llc or llp)
Street Address, City and County:				State: Michigan	Telephone:
900 Victor Way, Suite 350, Ann Arbor
Washtenaw				Zip: 48108	(734) 887-0200
3.	Partnership, list names and addresses of partners:	4.	Description in Writing of Mark as you want it registered
		Marshall Manor

5.	Description of Goods, Services or Business in connection with which the mark is used:	6.	Mode or Manner in which the Mark is used in connection with the goods, services or business:
Nursing Home		Building and advertising sign

		7.	Classification: (one only)	8.	This is a: (one only)
		65			☐ Trademark ☒ Trade name ☐ Service mark
9.	Disclaimer (if applicable). See Instructions.	10.	Consent (if applicable). See Instructions. Give name and address of owner of existing mark and attach hereto letter of consent.

11a.	Date first used anywhere and location:	l1b.	Date first used in Alabama

___________________ in ___________________		______________________

12.	Attached hereto are three (3) specimens or facsimiles of the Mark in use.
13.	Attached hereto is the filing fee of thirty dollars payable to the Secretary of State.
14.
I believe I am the owner of the Mark, a member of the firm or an officer of the corporation or association applying and no other person has the right to use such Trademark, Service Mark or Trade Name in Alabama, except as provided for in item 10 above, either in the identical form thereof or in such near resemblance thereto as might be calculated to deceive or to be mistaken therefor, § 8-12-8(a), Code of Alabama, 1975, as amended.

Name and Title	Laurence D. Rich, Vice President	Signature	/s/ Laurence D. Rich

COUNTY OF	Washtenaw	STATE OF	Michigan

I, Laurence D. Rich, being first duly sworn, depose and say that I am the applicant herein, or a member of the firm or an officer of the corporation or association applying, that I have the authority to make this affidavit and verification and that I have read the above and foregoing application and know the contents thereof, and that the facts set out therein are true. I further depose and say that the three specimens or facsimiles filed herewith are true and correct.

		Signature	/s/ Laurence D. Rich

Subscribed and sworn to before me this, the 13th day of March, 2000.
7-23-01	JACQUELINE P. MARCH Notary Public, Washtenaw County, MI My Commission Expires July 23, 2001	/s/ Jacqueline P. March
My Commission expires:		Notary Public’s Signature Jacqueline P. March

[ILLEGIBLE]

1.	Applicant:	2.	The Applicant is:
			( ) corporation ( ) limited liability company ( ) other ___________
			( ) partnership ( ) individual ( ) sole proprietor ( ) limited liability partnership
Bayside Alabama Healthcare Second, Inc.			State of Alabama for corporation, partnership, llc or llp)
Street Address, City and County:				State: Michigan	Telephone:
900 Victor Way, Suite 350, Ann Arbor
Washtenaw				Zip: 48108	(734) 887-0200
3.	Partnership, list names and addresses of partners:	4.	Description in Writing of Mark as you want it registered
		Ridgewood Healthcare Center

5.	Description of Goods, Services or Business in connection with which the mark is used:	6.	Mode or Manner in which the Mark is used in connection with the goods, services or business:
Nursing Home		Building and advertising sign

		7.	Classification: (one only)	8.	This is a: (one only)
		65			☐ Trademark ☒ Trade name ☐ Service mark
9.	Disclaimer (if applicable). See Instructions.	10.	Consent (if applicable). See Instructions. Give name and address of owner of existing mark and attach hereto letter of consent.

11a.	Date first used anywhere and location:	l1b.	Date first used in Alabama

___________________ in ___________________		______________________

12.	Attached hereto are three (3) specimens or facsimiles of the Mark in use.
13.	Attached hereto is the filing fee of thirty dollars payable to the Secretary of State.
14.
I believe I am the owner of the Mark, a member of the firm or an officer of the corporation or association applying and no other person has the right to use such Trademark, Service Mark or Trade Name in Alabama, except as provided for in item 10 above, either in the identical form thereof or in such near resemblance thereto as might be calculated to deceive or to be mistaken therefor, § 8-12-8(a), Code of Alabama, 1975, as amended.

Name and Title	Laurence D. Rich, Vice President	Signature	/s/ Laurence D. Rich

COUNTY OF	Washtenaw	STATE OF	Michigan

I, Laurence D. Rich, being first duly sworn, depose and say that I am the applicant herein, or a member of the firm or an officer of the corporation or association applying, that I have the authority to make this affidavit and verification and that I have read the above and foregoing application and know the contents thereof, and that the facts set out therein are true. I further depose and say that the three specimens or facsimiles filed herewith are true and correct.

		Signature	/s/ Laurence D. Rich

Subscribed and sworn to before me this, the 13th day of March, 2000.
7-23-01	JACQUELINE P. MARCH Notary Public, Washtenaw County, MI My Commission Expires July 23, 2001	/s/ Jacqueline P. March
My Commission expires:		Notary Public’s Signature Jacqueline P. March

[ILLEGIBLE]

1.	Applicant:	2.	The Applicant is:
			( ) corporation ( ) limited liability company ( ) other ___________
			( ) partnership ( ) individual ( ) sole proprietor ( ) limited liability partnership
Bayside Alabama Healthcare Second, Inc.			State of Alabama for corporation, partnership, llc or llp)
Street Address, City and County:				State: Michigan	Telephone:
900 Victor Way, Suite 350, Ann Arbor
Washtenaw				Zip: 48108	(734) 887-0200
3.	Partnership, list names and addresses of partners:	4.	Description in Writing of Mark as you want it registered
		Terrace Lake

5.	Description of Goods, Services or Business in connection with which the mark is used:	6.	Mode or Manner in which the Mark is used in connection with the goods, services or business:
Nursing Home		Building and advertising sign

		7.	Classification: (one only)	8.	This is a: (one only)
		65			☐ Trademark ☒ Trade name ☐ Service mark
9.	Disclaimer (if applicable). See Instructions.	10.	Consent (if applicable). See Instructions. Give name and address of owner of existing mark and attach hereto letter of consent.

11a.	Date first used anywhere and location:	l1b.	Date first used in Alabama

___________________ in ___________________		______________________

12.	Attached hereto are three (3) specimens or facsimiles of the Mark in use.
13.	Attached hereto is the filing fee of thirty dollars payable to the Secretary of State.
14.
I believe I am the owner of the Mark, a member of the firm or an officer of the corporation or association applying and no other person has the right to use such Trademark, Service Mark or Trade Name in Alabama, except as provided for in item 10 above, either in the identical form thereof or in such near resemblance thereto as might be calculated to deceive or to be mistaken therefor, § 8-12-8(a), Code of Alabama, 1975, as amended.

Name and Title	Laurence D. Rich, Vice President	Signature	/s/ Laurence D. Rich

COUNTY OF	Washtenaw	STATE OF	Michigan

I, Laurence D. Rich, being first duly sworn, depose and say that I am the applicant herein, or a member of the firm or an officer of the corporation or association applying, that I have the authority to make this affidavit and verification and that I have read the above and foregoing application and know the contents thereof, and that the facts set out therein are true. I further depose and say that the three specimens or facsimiles filed herewith are true and correct.

		Signature	/s/ Laurence D. Rich

Subscribed and sworn to before me this, the 13th day of March, 2000.
7-23-01	JACQUELINE P. MARCH Notary Public, Washtenaw County, MI My Commission Expires July 23, 2001	/s/ Jacqueline P. March
My Commission expires:		Notary Public’s Signature Jacqueline P. March

State of Alabama

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Bayside Alabama Healthcare Second, Inc.

This domestic corporation name is proposed to be incorporated in Montgomery County and is for the exclusive use of Ethleen Bazzell, PO Box 2069, Birmingham, AL 36102-2069 for a period of one hundred twenty days beginning March 16, 2000 and expiring July 15, 2000.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

March 16, 2000
Date

/s/ Jim Bennett
Jim Bennett	Secretary of State

ARTICLES OF INCORPORATION
OF
BAYSIDE ALABAMA HEALTHCARE ASSOCIATES, INC.

To the Probate Judge
County of Montgomery
State of Alabama

          The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Alabama Business Corporation Act.

          FIRST: The corporate name for the corporation (hereinafter called the “corporation”) is Bayside Alabama Healthcare Associates, Inc.

          SECOND: The number of shares the corporation is authorized to issue is 1,000, all of which are of a par value of one dollar each, are of the same class, and are common shares.

          THIRD: The street address of the initial registered office of the corporation in the State of Alabama is c/o CSC-Lawyers Incorporating Service Incorporated, 57 Adams Avenue, Montgomery, Alabama 36104-4045. The county in which the said registered office is located is the County of Montgomery. The name of the initial registered agent of the corporation at the said registered office is CSC-Lawyers Incorporating Service Incorporated.

          FOURTH: The name and address of the incorporator is Stuart D. Logan, Esq., Dykema Gossett PLLC, 1577 N. Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820.

          FIFTH: The individual who is to serve as the sole initial director of the corporation is Essel W. Bailey, Jr., Mr. Bailey’s address is 900 Victor’s Way, Suite 350, Ann Arbor, Michigan 48108.

          SIXTH: The purposes for which the corporation is organized are to transact any lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

          SEVENTH: The corporation shall, to the fullest extent permitted by the provisions of the Alabama Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Alabama Business Corporation Act, as the same may be amended and supplemented.

          NINTH: Subject to the limitations of the Constitution of the State of Alabama, as the same may be amended and supplemented, whenever any provision of the Alabama Business Corporation Act, as the same may be amended and supplemented, shall otherwise require for the taking of any shareholders’ action the affirmative vote of at least a two-thirds proportion of the votes entitled to be cast by any voting group of shareholders, the affirmative vote of a majority of the votes entitled to be cast by that voting group shall be sufficient for the taking of that action.

          TENTH: The duration of the corporation shall be perpetual.

Signed on this 23rd day of February, 2000.

/s/ Stuart D. Logan
Stuart D. Logan, Incorporator

The foregoing Articles of Incorporation of
was prepared by

Name of Individual:	Stuart D. Logan, Esq.

Address of Individual:	Dykema Gossett PLLC
1577 N. Woodward Avenue, Suite 300
Bloomfield Hills, Michigan 48304-2820

		State of Alabama Montgomery Co.
CERTIFIED COPY I hereby certify this document was filed in Montgomery County, Alabama on 2/24/00 in		I Certify This Document
		was filed on
		2/24/00 2:14:37 PM Abstract # 11077
		Reese McKinney, Jr.
		Judge of Probate

Book	Corp 221	Corporation Profit		$40.00
Page	625	1	Index Fee	$ 5.00
	/s/ Reese McKinney, Jr.	2	00.00per page fee	$ 0.00
	Judge of Probate